As filed with the Securities and Exchange Commission on June 28, 1999
                                                         Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Automatic Data Processing, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                          22-1467904
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                                One ADP Boulevard
                           Roseland, New Jersey 07068
          (Address of Principal Executive Offices, including Zip Code)

                     EMPLOYEES' SAVINGS-STOCK PURCHASE PLAN
                         ASSOCIATE STOCK PURCHASE PLAN B
                   ADP NETWORK SERVICES GROUP SAYE SCHEME 1998
             DEALER SOLUTIONS HOLDINGS, INC. 1998 STOCK OPTION PLAN
                           (Full titles of the Plans)

                              JAMES B. BENSON, ESQ.
                   Vice President, Secretary, General Counsel
                         Automatic Data Processing, Inc,
                  One ADP Boulevard Roseland, New Jersey 07068
                    (Name and address of agent for services)

                                 (973) 994-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                          Amount           Proposed maximum           Proposed Maximum
        Title of Securities                to be            Offering Price        Aggregate Offering Price          Amount of
          to be registered              registered           Per Share (1)                   (1)                 registration fee
------------------------------------- ---------------- -------------------------- -------------------------- -----------------------
  Common Stock, par value $.10 per      10,386,318               $40.5                  $420,605,379               $116,928.29
                                        shares (2)
------------------------------------- ---------------- -------------------------- -------------------------- -----------------------

(1) Calculated pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite Tape for June 24, 1999.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement, and this registration statement shall cover the additional securities resulting from such split, dividend or similar transaction.
================================================================================

         With respect to 10,000,000 shares of the common stock, par value $.01 per share ("Common Stock"), of Automatic Data Processing, Inc. (the "Company") being registered pursuant to this registration statement on Form S-8, such shares are additional securities of the same class as other securities for which an earlier-filed registration statement on Form S-8 is effective. Pursuant to instruction E of Form S-8, such earlier registration statement (No. 33-24987), as amended, is incorporated herein by reference, except that (i) the provisions contained in Part II of such registration statement are modified as set forth herein and (ii) the Cross Reference Sheet and Prospectus contained in the earlier registration statement are not incorporated herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference

The following documents are incorporated by reference herein and shall be deemed a part hereof:

1. The Company's Annual Report on Form 10-K for the year ended June 30, 1998.

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, and December 31, 1998 and March 31, 1999.

3. The description of the Company's common stock contained in the Company's registration statement filed on Form 8-A, including any amendment or report filed for the purpose of updating any such description.

In addition, all documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and be a part hereof from the date of filing of such document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.  Interest of Named Experts and Counsel.

         The validity of the shares of the Company's Common Stock being registered pursuant hereto has been passed upon by James B. Benson, Esq., Vice President, Secretary and General Counsel of the Company. Mr. Benson, a full-time employee of the Company, beneficially owns 75,504 shares of the Company's Common Stock and holds options to purchase an additional 216,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Provision for indemnification of directors and officers is made in
Section 145 of the Delaware General Corporation Law.

         Article Fifth, Sections 3 and 4 of the Company's Amended and Restated Certificate of Incorporation provide as follows:

         "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the Bylaws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

         "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

         Finally, Article 6, Section 1 of ADP's By-Laws provides as follow:

         "Nature of Indemnity: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she (x) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any such employee or agent, in a manner he or she reasonably believed to be not in violation of any policies or directives of the Corporation, and (y) with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The indemnification under this Section 1 shall apply to all directors and officers of the Corporation who sit on the boards of directors of non-profit corporations in keeping with the Corporation's philosophy."

         "The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's Certificate and By-Laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.

Item 8.  Exhibits

Exhibit  Description

   5     Opinion of Counsel
23(a)    Consent of Deloitte and Touche LLP
23(b)    Consent of Counsel (included in Exhibit No. 5)

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act f
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Roseland, State of New Jersey, on the 24th day of June, 1999.

                                             AUTOMATIC DATA PROCESSING, INC.
                                                      (Registrant)

                                             By: /s/ Arthur F. Weinbach
                                                 ----------------------
                                                 Arthur F. Weinbach
                                                 Chairman of the Board
                                                 and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                            Title                      Date
       ---------                            -----                      ----

/s/ Arthur F. Weinbach           Chairman of the Board, Chief     June 24, 1999
----------------------           Executive Officer and Director
(Arthur F. Weinbach)             (Principal Executive Officer)

/s/ Richard J. Haviland          Chief Financial Officer          June 24, 1999
-----------------------          (Principal Financial and
(Richard J. Haviland)            Accounting Officer)

/s/  Gary C. Butler              Director                         June 24, 1999
-------------------
(Gary C. Butler)

/s/  Joseph A. Califano, Jr.     Director                         June 24, 1999
----------------------------
(Joseph A. Califano, Jr.)

/s/  Leon G. Cooperman           Director                         June 24, 1999
----------------------
(Leon G. Cooperman)

/s/  George H. Heilmeier         Director                         June 24, 1999
------------------------
(George H. Heilmeier)

/s/  Ann Dibble Jordan           Director                         June 24, 1999
----------------------
(Ann Dibble Jordan)

/s/  Harvey M. Krueger           Director                         June 24, 1999
----------------------
(Harvey M. Krueger)

/s/  Frederic V. Malek           Director                         June 24, 1999
----------------------
(Frederic V. Malek)

/s/  Henry Taub                  Director                         June 24, 1999
---------------
(Henry Taub)

/s/  Laurence A. Tisch           Director                         June 24, 1999
----------------------
(Laurence A. Tisch)

/s/  Josh S. Weston              Director                         June 24, 1999
-------------------
(Josh H. Weston)

                                INDEX TO EXHIBITS


Exhibit       Description                                             Page

5             Opinion of Counsel                                        9
23(a)         Consent of Deloitte and Touche LLP                       10
23(b)         Consent of Counsel (included in Exhibit No. 5)            9